Exhibit 99.1

RepliGen	Repligen Corporation
41 Seyon Street
Building #1, Suite 100
Waltham, Massachusetts 02453
Telephone: (781) 250-0111
Telefax: (781) 250-0115

Repligen Corporation Names Tony Hunt as Next Chief Executive Officer

Walter C. Herlihy to Retire Effective May 21, 2015, Annual Meeting of Stockholders

WALTHAM, MA – January 21, 2015 – Repligen Corporation (NASDAQ:RGEN) announced today that its Board of Directors has appointed Tony J. Hunt to be the Company’s next Chief Executive Officer. Mr. Hunt, currently Repligen’s Chief Operating Officer, will succeed Walter C. Herlihy, Ph.D., who will retire as President and CEO effective May 21, 2015, the date of the Company’s Annual Meeting of Stockholders.

“Under Walter’s leadership, Repligen has been transformed from a therapeutics company that produced bioprocessing products into a focused bioprocessing industry leader, providing high-value consumable products for biological manufacturers and creating substantial value for our stockholders,” commented Karen A. Dawes, Chair of the Board of Repligen. “Walter has been a major force in building this outstanding company, and the Board and I, on behalf of the stockholders, thank Walter for his dedication, vision, and leadership.”

Ms. Dawes continued, “We are delighted to promote our COO, Tony Hunt, a seasoned and successful bioprocessing industry executive, to the position of CEO. Tony joined Repligen in the spring of 2014 as Chief Operating Officer and has quickly made a very positive impact as a leader by expanding our commercial footprint and effectively integrating our acquisition of Refine Technologies into our operations.”

“I am honored to have been chosen by the Board to be the next CEO and leader of Repligen, a company that has many opportunities for future growth and success,” said Mr. Hunt. “I look forward to building on our accomplishments and to leading this great company with its talented employees and innovative, market-leading bioprocessing products.”

“I am confident that Tony is the best person to lead Repligen at this exciting time in our Company’s history,” said Dr. Herlihy. “His extensive commercial experience in the bioprocessing industry and his proven leadership and management skills will position Repligen for a future of continued strong growth and success.”

Prior to his role as COO at Repligen, Mr. Hunt was President, BioProduction at Life Technologies, a global life sciences company whose acquisition by Thermo Fisher Scientific was completed in February 2014. Mr. Hunt joined Life Technologies in 2008, as General Manager Bioproduction

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Chromatography and Pharma Analytics and played a key role in the development and growth of the company’s bioprocessing business. From 2000 to 2008, Mr. Hunt held a number of positions at Applied Biosystems, including Senior Director, Pharma Programs, where he launched the pharma analytics business that in 2008 became a part of the bioproduction platform at Life Technologies. Mr. Hunt received a B.S. in microbiology and a M.S. in biotechnology from University College Galway, Ireland, and an M.B.A. from Boston University School of Management.

About Repligen Corporation

Repligen Corporation (NASDAQ:RGEN) is a life sciences company focused on the development and commercialization of high-value consumable products used in the process of manufacturing biological drugs. Our bioprocessing products are sold to major life sciences and biopharmaceutical companies worldwide. We are the leading manufacturer of Protein A affinity ligands, a critical component of Protein A media that is used to separate and purify monoclonal antibody therapeutics. Our ATF (Alternating Tangential Flow) System and our growth factor products are used to increase product yield during the fermentation stage of biologic drug manufacturing. In addition, we developed and market an innovative line of “ready-to-use” chromatography columns under our OPUS® brand that we deliver pre-packed with our customers’ choice of purification media. Repligen’s corporate headquarters are in Waltham, MA (USA) and our manufacturing facilities are located in Waltham, MA and Lund, Sweden.

This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Investors are cautioned that statements in this press release which are not strictly historical statements, constitute forward-looking statements, including, without limitation, statements identified by words like “believe,” “expect,” “may,” “will,” “should,” “seek,” “anticipate,” or “could” and similar expressions. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, without limitation, risks detailed in Repligen’s Annual Report on Form 10-K on file with the Securities and Exchange Commission and the other reports that Repligen periodically files with the Securities and Exchange Commission. Actual results may differ materially from those Repligen contemplated by these forward-looking statements. These forward looking statements reflect management’s current views and Repligen does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date hereof except as required by law.

Contact:

Sondra S. Newman

Director Investor Relations

Repligen Corporation

(781) 419-1881

snewman@repligen.com

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